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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion in this Annual Report on Form 10-K and to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-44100, 333-44100-01, 333-44102, 333-44106, 333-49662, 333-51548, 333-73223 and
333-83087), on Form S-4 (File Nos. 333-42128, 333-42128-01 and 333-48180) and on
Form S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-69323, 333-74397,
333-75037, 333-75713, 333-80391, 333-90345, 333-93261 and 333-95595) of Tyco
International Ltd. of our report dated February 12, 1999 (except with respect to the matter disclosed in Note 18--Merger with Tyco International Ltd., as to which the date is April 2, 1999) on our audit of the consolidated balance sheet of AMP Incorporated and subsidiaries as of September 30, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended September 30, 1998, which financial statements are not included herein.

                                          ARTHUR ANDERSEN LLP

December 19, 2000
Philadelphia, Pennsylvania